Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is dated as of May 31, 2005 and entered into by and among PETCO Animal Supplies Stores, Inc., a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (“Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (“Administrative Agent”), and, for purposes of Section 5 hereof, the guarantors listed on the signature pages hereto (“Guarantors”) and is made with reference to that certain Credit Agreement dated as of January 13, 2005 as amended by that certain First Amendment to Credit Agreement dated as of March 10, 2005 and that certain Second Amendment to Credit Agreement dated as of April 29, 2005 (as so amended, the “Credit Agreement”), by and among Company, Lenders and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Requisite Lenders desire to amend subsections 6.1(i), 6.1(ii) and 8.3 of the Credit Agreement as they relate to Company’s delivery of quarterly financials for the first Fiscal Quarter of Fiscal Year 2005 and year-end financials for Fiscal Year 2004;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENT TO CREDIT AGREEMENT

(a) Subsection 6.1(i) of the Credit Agreement is hereby amended in its entirety and replaced with the following:

“(i) Quarterly Financials: as soon as available and in any event (A) on or before June 30, 2005 with respect to the first Fiscal Quarter of Fiscal Year 2005 and (B) within 45 days after the close of the second and third Fiscal Quarters of Fiscal Year 2005 and each of the first three Fiscal Quarters in each subsequent Fiscal Year of Holdings, to the extent prepared to comply with the requirements of the Securities and Exchange Commission, a copy of Holdings’ report on Form 10-Q filed with the Securities and Exchange Commission for such Fiscal Quarter, or, if no such Form 10-Q was filed by Holdings, (a) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of earnings and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Holdings and its Subsidiaries in a form reasonably satisfactory to Administrative Agent;”

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(b) Subsection 6.1(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) Year-End Financials: as soon as available and in any event (A) on or before June 30, 2005 with respect to Fiscal Year 2004 and (B) within 90 days after the end of each subsequent Fiscal Year, to the extent prepared to comply with the requirements of the Securities and Exchange Commission, a copy of Holdings’ report on Form 10-K filed with the Securities and Exchange Commission for such Fiscal Year, or, if no such Form 10-K was filed by Holdings, (a) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of earnings, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Holdings and its Subsidiaries in a form reasonably satisfactory to Administrative Agent, and (c) in the case of such consolidated financial statements, a report thereon of KPMG or other independent certified public accountants of recognized national standing selected by Holdings and reasonably satisfactory to Administrative Agent, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Holdings and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;”

(c) Subsection 8.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Failure of Company to perform or comply with any term or condition contained in Section 7 of this Agreement or failure of Company to comply with subsection 6.1(ii) of this Agreement with respect to its financial statements for Fiscal Year 2004 (it being agreed that noncompliance with subsection 6.1(ii) with respect to any subsequent Fiscal Year shall be subject to subsection 8.5 below); or”

Section 2. CONDITIONS TO EFFECTIVENESS

Section 1 of this Agreement shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Third Amendment Effective Date”:

(a) On or before the Third Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent or its legal counsel for Lenders) one or more copies of this Agreement executed by each Loan Party, dated the Third Amendment Effective Date.

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(b) Requisite Lenders shall have executed this Agreement and delivered copies to Administrative Agent or its legal counsel.

Section 3. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to amend the Credit Agreement in the manner provided herein, Company hereby represents and warrants that after giving effect to this Agreement, the following statements are true, correct and complete:

(a) Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Agreement (the “Amended Agreement”).

(b) Authorization of Agreements. The execution and delivery of this Agreement and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

(c) No Conflict. The execution and delivery by Company of this Agreement and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, which breach or default would reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

(d) Governmental Consents. The execution and delivery by Company of this Agreement and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

(e) Binding Obligation. This Agreement has been duly executed and delivered by Company and this Agreement and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

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(f) Absence of Default. No event has occurred and is continuing that would constitute an Event of Default or a Potential Event of Default.

Section 4. MISCELLANEOUS

(a) Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

(b) Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of Company.

(c) Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(d) Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(e) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages

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may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders and each of the Loan Parties and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 5. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

Each guarantor listed on the signature pages hereof (“Guarantors”) hereby acknowledges that it has read this Agreement and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, the obligations of each Guarantor under its applicable Guaranty shall not be impaired or affected and the applicable Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Guarantor further agrees that nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

PETCO ANIMAL SUPPLIES STORES, INC.

By:	/s/ RODNEY CARTER
Name:	Rodney Carter
Title:	Senior Vice President and Chief Financial Officer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ ALEX Y. KIM
Name:	Alex Y. Kim
Title:	Vice President

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LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ MATTHEW KOENIG
Name:	Matthew Koenig
Title:	Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION

By:	/s/ JANET E. JORDAN
Name:	Janet E. Jordan
Title:	Vice President

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UNION BANK OF CALIFORNIA, N.A.

By:	/s/ L. D. HART
Name:	L. D. Hart
Title:	Vice President

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NATIONAL CITY BANK

By:	/s/ RALPH A. KAPAROS
Name:	Ralph A. Kaparos
Title:	Senior Vice President

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HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ J. BLAKE SEATON
Name:	Blake Seaton
Title:	Vice President

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JPMORGAN CHASE BANK, N.A.

By:	/s/ JASON A. RASTOVSKI
Name:	Jason A. Rastovski
Title:	Vice President

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GUARANTORS:	PETCO ANIMAL SUPPLIES, INC.,
a Delaware corporation

	By:	/s/ RODNEY CARTER
	Name:	Rodney Carter
	Title:	Senior Vice President and Chief
Financial Officer

INTERNATIONAL PET SUPPLIES AND DISTRIBUTION, INC.,
a California corporation

	By:	/s/ RODNEY CARTER
	Name:	Rodney Carter
	Title:	Senior Vice President and Chief
Financial Officer

PETCO SOUTHWEST, INC.,
a California corporation

	By:	/s/ RODNEY CARTER
	Name:	Rodney Carter
	Title:	Senior Vice President and Chief
Financial Officer

PETCO SOUTHWEST, L.P.,
a California limited partnership

	By:	PETCO ANIMAL SUPPLIES STORES, INC.
	Its:	General Partner

	By:	/s/ RODNEY CARTER
	Name:	Rodney Carter
	Title:	Senior Vice President and Chief
Financial Officer

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PET CONCEPTS INTERNATIONAL,
a California corporation

By:	/s/ RODNEY CARTER
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

PM MANAGEMENT INCORPORATED,
a California corporation

By:	/s/ RODNEY CARTER
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

E-PET SERVICES,
a California corporation

By:	/s/ RODNEY CARTER
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

E-PET SERVICES, LLC,
a Virginia limited liability company

By:	E-PET SERVICES
Its:	Sole Member

By:	/s/ RODNEY CARTER
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

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